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                                                                    EXHIBIT 3.1

                                                                         PAGE 1
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF "SOLECTRON CORPORATION", FILED IN THIS OFFICE ON THE

TWENTY-SEVENTH DAY OF JANUARY, A.D. 1997, AT 9:05 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                    [OFFICIAL SEAL]         /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

2710631   8100                              AUTHENTICATION:  8301705

971026000                                             DATE:  01-27-97